UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street
Newton, Massachusetts	02464-1505

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 9, 2005, J. Neal Armstrong resigned as the Vice President, Chief Financial Officer of Aspect Medical Systems, Inc. (the “Company”). Mr. Armstrong’s resignation was effective upon its delivery on February 9, 2005.

     On February 9, 2005, the Company’s Board of Directors appointed Michael Falvey as Vice President, Chief Financial Officer of the Company effective immediately. Mr. Falvey joined the Company in March 2004 and served as Vice President, Finance prior to his appointment as Vice President, Chief Financial Officer. From August 2003 to March 2004, Mr. Falvey was a self-employed consultant. From June 1999 to July 2003, he served as Vice President, Finance for Millennium Pharmaceuticals, a life sciences company. Mr. Falvey held several financial management positions at Fidelity Investments, an investment management company, from 1991 to 1999.

     Mr. Falvey is not a party to an employment agreement with the Company.

Item 8.01 — Other Events

     The Company issued a press release on February 11, 2005 announcing Mr. Armstrong’s resignation as Vice President, Chief Financial Officer and Mr. Falvey’s appointment as Vice President, Chief Financial Officer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the description set forth under “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers,” is incorporated into this Item 8.01 by reference.

Item 9.01 — Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: February 15, 2005	By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated February 11, 2005